SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12

           ......................... OPTi Inc.........................
               Name of the Registrant as Specified In Its Charter


 ........................... Breider Moore & Co., LLC..........................
                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
Title of each class of securities to which transaction applies: ...............

Aggregate number of securities to which transaction applies: ..................

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ..................................

Proposed maximum aggregate value of transaction: ..............................

Total fee paid:   .............................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid: .......................................................

Form, Schedule or Registration Statement No.: .................................

Filing Party: .................................................................

Date Filed: ...................................................................

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         Breider  Moore & Co.  LLC.,  a  California  limited  liability  company
("Breider Moore & Co.") has determined that it will not be seeking proxies from other shareholders of OPTi Inc. ("OPTi") in connection with the current OPTi board of directors' proposed voluntary plan of complete liquidation and dissolution of OPTi. Breider Moore & Co. has made public its intent to vote "no" on the proposed plan when submitted to OPTi shareholders at the upcoming shareholder meeting. The annual OPTi shareholder meeting previously scheduled to be held on January 11, 2002 has been postponed by OPTi to an undetermined date. OPTi has filed a preliminary proxy statement in which it describes the proposed voluntary plan of complete liquidation and dissolution.

         Breider, Moore & Co. is a privately held, San Francisco-based investment banking and business management consulting firm that owns 97,400 shares of OPTi common stock. Breider Moore & Co. has carefully reviewed the OPTi Proxy Statement and is opposed to the plan of complete liquidation and dissolution of OPTi.

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